UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 8, 2015

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Loan Facility

On September  9, 2015, Pro-Dex, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), providing for a $1,000,000 revolving loan facility (the “Revolving Loan Facility”). Availability of borrowings under the Revolving Loan Facility from time to time is subject to a borrowing base calculation based upon eligible accounts receivable of the Company multiplied by 85% or such other percentage as may be determined by Summit. The Revolving Loan Facility is secured by substantially all personal property of the Company.

The Revolving Loan Facility terminates on March 9, 2017, subject to automatic one-year extensions unless the Company or Summit provides notice of non-renewal at least 60 days prior to the end of the then-current period (the “Loan Commitment Period”). The Revolving Loan Facility bears interest at an adjustable rate per annum of 2.0% above the prime rate as published in the Money Rates section of the Wall Street Journal (the “Prime Rate”), payable monthly in arrears commencing on September 30, 2015, and on the last day of each month thereafter. Upon an event of default, the amount due under the Revolving Loan Facility accelerates, becomes immediately due and payable, and bears interest at an adjustable rate per annum of 12.0% above the Prime Rate.

Fees payable by the Company to Summit under the Loan Agreement include (i) a monthly administration fee equal to 0.7% of the average outstanding daily principal balance on the Revolving Loan Facility, (ii) an origination fee of $10,000, and (iii) an annual facility fee of $10,000. A minimum monthly fee of up to $1,000 will be assessed in the event that the interest and administration fee are less than $1,000. In addition, there is a $30,000 termination fee payable to Summit if the Company terminates the Revolving Loan Facility before the last day of the Loan Commitment Period.

The Loan Agreement contains representations and warranties, affirmative, restrictive and financial covenants, and events of default that are customary for loan facilities of this type. In addition, the Loan Agreement contains a change of control provision, which requires the Company to obtain Summit’s consent prior to (i) transferring more than 25.0% of the Company’s stock, (ii) the current members of the Board of Directors of the Company (the “Board”) failing to constitute a majority of the Board, and (iii) the President or any other executive officer of the Company resigning, being terminated or otherwise ceasing to function as the President or other executive officer of the Company.

In connection with the Loan Agreement, the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with Summit and Fineline Molds, a California corporation (“Fineline”). As previously disclosed, on February 1, 2015, the Company acquired the business operations along with substantially all of the assets of Fineline (the “Fineline Assets”) for an aggregate purchase price of $757,000, $100,000 of which is payable pursuant to a promissory note issued by the Company to Fineline, the seller of the aforementioned Fineline Assets (the “Fineline Note”), that is secured by substantially all of the Fineline Assets. Pursuant to the Intercreditor Agreement, all encumbrances on the property of the Company (including, without limitation, the Fineline Assets) in favor of Summit have priority over all encumbrances on the property of the Company in favor of Fineline.

Copies of the Loan Agreement and the Intercreditor Agreement are attached as exhibits to this report, and the above descriptions are qualified by reference to the complete text of those documents and agreements.

Real Property Loan

As previously disclosed, on May 7, 2015, Pro-Dex Sunfish Lake, LLC (“PDSL”), a wholly owned subsidiary of the Company, acquired 2.3 acres of land and an approximately 30,000 square foot building thereon located in Anoka County, Minnesota (the “Property”). On September 8, 2015, PDSL received a loan in the principal amount of $500,000 (the “Property Loan”) from Fortitude Income Funds, LLC (“Fortitude”) pursuant to a promissory note issued by PDSL to Fortitude on the same date (the “Property Note”). The Property Loan is secured by a mortgage in the Property pursuant to a Combination Mortgage, Security Agreement and Fixture Financing Statement by PDSL in favor of Fortitude (the “Mortgage”) and by an Assignment of Leases and Rents by PDSL in favor of Fortitude (the “Rents Assignment”).

The Property Loan bears interest at a fixed rate of 12% per annum, which is subject to a 4% increase upon an event of default. Accrued interest is payable monthly beginning on October 1, 2015 and continuing on the first day of each month thereafter until the Property Loan is paid in full. The Property Loan matures on March 15, 2016, upon which the entire principal balance, together with any accrued and unpaid interest, is payable in full. The Property Loan contains two three month options to extend the principal balance with at least one month prior notice and an additional loan fee of 0.75% payable in advance. Any late payments under the Property Loan are subject to a 4% late charge (which is in addition to any default interest that might apply). Any prepayment of the Property Loan (other than monthly scheduled interest payments) on or before January 1, 2016, is subject to a prepayment fee equal to 2% of the principal amount prepaid.

The Property Note, the Mortgage and the Rents Assignment each contain representations, warranties, covenants and events of default that are customary for a loan of this type. Copies of the Property Note, the Mortgage and the Rents Assignment are attached as exhibits to this report, and the above descriptions are qualified by reference to the complete text of those documents and agreements.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above concerning the Revolving Loan Facility and the Property Loan are incorporated into this Item 2.03 by this reference.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, dated September 9, 2015, between Summit Financial Resources, L.P. and Pro-Dex, Inc.
10.2	Intercreditor Agreement, dated September 9, 2015, among Summit Financial Resources, L.P., Fineline Molds and Pro-Dex, Inc.
10.3	Promissory Note, dated September 8, 2015, made by Pro-Dex Sunfish Lake, LLC in favor of Fortitude Income Funds, LLC
10.4	Combination Mortgage, Security Agreement and Fixture Financing Statement, dated September 8, 2015, made by Pro-Dex Sunfish Lake, LLC in favor of Fortitude Income Funds, LLC
10.5	Assignment of Leases and Rents, dated September 8, 2015, made by Pro-Dex Sunfish Lake, LLC in favor of Fortitude Income Funds, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

Pro-Dex, Inc.

By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer